Exhibit 10.4

AZURRX BIOPHARMA, INC. 2020 OMNIBUS

EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED THROUGH AUGUST 11, 2020)

AZURRX BIOPHARMA, INC. 2020 OMNIBUS EQUITY
INCENTIVE PLAN
(AS AMENDED AND RESTATED THROUGH AUGUST 11, 2020)

ARTICLE I

PURPOSE

The purpose of this AzurRx BioPharma, Inc. 2020 Omnibus Equity Incentive Plan as amended and restated (the “Plan”) is to benefit AzurRx BioPharma, Inc., a Delaware corporation (the “Company”) and its shareholders, by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, officers, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Dividend Equivalent Rights, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards or any combination of the foregoing.

ARTICLE II

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1 “Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.

2.2 “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Dividend Equivalent Right, Incentive Bonus Award, Other Cash-Based Award and Other Stock-Based Award or Unrestricted Stock Award.

2.3 “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Base Value” shall have the meaning given to such term in Section 14.2.

2.6 “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, (G) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or an Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or an Affiliates’ operations or financial performance or the relationship the Company has with its customer, (H) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights, or (I) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.7 “Change of Control” shall mean: the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(c) The closing of an agreement for the sale or disposition of all or substantially all (50% or more) of the Company’s assets to any entity that is not an Affiliate;

(d) The approval by the holders of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were shareholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

(e) Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a penalty tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change of Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such penalty tax.

2.8 “Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

2.9 “Committee” shall mean a committee comprised of not less than two (2) members of the Board who are selected by the Board as provided in Section 4.1.

2.10 “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.

2.11 “Consultant” shall mean any non-Employee (individual) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

2.12 “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.13 “Dividend Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Dividend Equivalent Right.

2.14 “Dividend Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Dividend Equivalent Right Award.

2.15 “Effective Date” shall mean August 11, 2020.

2.16 “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.

2.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the Nasdaq Stock Market or a domestic or foreign national securities exchange (including London’s Alternative Investment Market) on which the Shares may be listed, as reported in The Wall Street Journal or The Financial Times. If the Shares are not listed on the Nasdaq Stock Market or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

2.19  “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

2.20 “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.21 “Incentive Bonus Award” means an Award granted under Article XVI of the Plan.

2.22 “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.23 “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.24 “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.25 “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.

2.26 “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

2.27 “Other Cash-Based Award” means a contractual right granted under Article XV hereof entitling such Holder to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Other Cash-Based Award Agreement.

2.28 “Other Cash-Based Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Other Cash-Based Award.

2.29 “Other Stock-Based Award” means a contractual right granted under Article XV representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Other Stock-Based Award Agreement.

2.30 “Other Stock-Based Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Other Stock-Based Award.

2.31  “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan.

2.32 “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.33 “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

2.34 “Performance Unit Award” shall mean an Award granted under Article XI of the Plan.

2.35 “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.36 “Plan” shall mean this AzurRx BioPharma, Inc. 2020 Omnibus Equity Incentive Plan initially adopted on July 23, 2020, as amended and restated through the Effective Date, and as may be further amended from time to time, together with each of the Award Agreements utilized hereunder.

2.37 “Reporting Person” shall mean an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.38 “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.

2.39 “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.40 “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.41 “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.42 “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.

2.43 “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.

2.44 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.45 “Shares” or “Stock” shall mean the shares of the Company’s common stock, par value $0.0001 per share.

2.46 “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

2.47 “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

2.48 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.49 “Ten Percent Shareholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.50 “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.51 “Total and Permanent Disability” shall mean an individual being considered “disabled” within the meaning of Code Section 409A and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.52 “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.

2.53 “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.

2.54 “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date.

ARTICLE IV

ADMINISTRATION

4.1 Composition of Committee. The Plan shall be administered by the Board until such time that the Committee is appointed by the Board, and shall at all times thereafter be administered by the Committee. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act, the Committee shall consist solely of three (3) or more Directors who are each (i) “non- employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (ii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award. If and to the extent permitted by law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Employees, Directors or Consultants who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company.

4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including acceleration of vesting), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of Shares which may be issued under an Award, performance goals applicable to any Award and certification of the achievement of such goals, and the waiver of any restrictions or performance goals, subject to compliance with applicable laws, all as may be applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.

4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4 Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

ARTICLE V

SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1 Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XVIII, the number of Shares that may be issued under all Awards granted under the Plan shall be 10,000,000 (the “Share Reserve”); provided that, subject to Article XVIII, the Share Reserve (as adjusted as set forth herein) shall automatically be increased, but not decreased, on January 1 of each calendar year (beginning January 1, 2021) so as to be equal to ten percent (10%) of the issued and outstanding shares of the Company’s common stock on December 31 of the preceding calendar year on an as converted basis (the “As Converted Shares”). Notwithstanding the foregoing, the Board may in its discretion, determine that no increase in the Share Reserve shall be made for any year or determine that a lesser number of Shares shall be added to the Share Reserve than would otherwise have been added pursuant to the preceding sentence. For calculation purposes, the As Converted Shares shall include all shares of the Company’s outstanding common stock and all shares of the Company’s common stock issuable upon the conversion of outstanding preferred stock, warrants and other convertible securities, but shall not include any shares of common stock issuable upon the exercise of options and other convertible securities issued pursuant to the Plan or the Company’s Amended and Restated 2014 Omnibus Equity Incentive Plan. Subject to Article XVIII, the maximum number of Shares available for issuance in respect of Incentive Stock Options is 15,000,000, but in no event may Incentive Stock Options be granted in excess of the Share Reserve as the same may be increased in accordance with the foregoing provisions of this Section. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Shares that otherwise would have been issued upon the exercise of an Option or Stock Appreciation Right or in payment with respect to any other form of Award, that are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

5.2 Individual Holder Limitations.  Subject to adjustment as provided in Article XVIII, the number of Shares with respect to which Awards may be granted during any calendar year to any one Director who is a non-employee director of the Board shall not exceed 250,000.

ARTICLE VI

ELIGIBILITY AND TERMINATION OF SERVICE

6.1 Eligibility. Awards made under the Plan may be granted solely to individuals who, at the time of grant, are Employees, Directors or Consultants, or any other person who is determined by the Committee to be a prospective Employee, Director or Consultant; provided, that the Award for any grant to a prospective Employee, Director or Consultant will contain appropriate forfeiture provisions in the event such individual does not become employed or engaged by the Company. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Dividend Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, an Incentive Bonus Award, an Other Cash-Based Award, an Other Stock-Based Award or any combination thereof, and solely for Employees, an Incentive Stock Option. The Committee shall determine the terms and conditions of all Awards in accordance with its authority under Article IV.

6.2 Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Sections 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:

(i) The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:

(A) If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;

(B) If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(C) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the forgoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(ii) In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award, Incentive Bonus Award, Other Cash-Based Award, Other Stock-Based Award and/or Restricted Stock Unit Award, such Award shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Award. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Award shall not be so canceled and forfeited.

6.3 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non- qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4 Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination. A Holder may not vest in any Award nor exercise any Option after such time he or she is notified of the Company’s intention to termination his/her employment or service for Cause.

ARTICLE VII

OPTIONS

7.1 Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s shareholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code. An Incentive Stock Option may only be granted to Employee who is considered an employee under Treasury Regulation §1.421-7(h) of the Company.

7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. The Committee may, in its discretion, accelerate the vesting of an Option at any time. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

7.5 Option Price and Payment. The price at which a Share may be purchased upon the exercise of an Option shall be determined by the Committee; provided, however, that such Option’s exercise price (i) shall not be less than the Fair Market Value of a Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by a Ten Percent Shareholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XVIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6 Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.

7.7 Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.

7.8 Disqualifying Dispositions. If Shares acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the date of grant or one (1) year following the transfer of such shares to the Holder upon exercise, the Holder shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7.9 Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XVIII, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1 Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.

8.2 Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. Shares awarded pursuant to a Restricted Stock Award shall be represented by a share certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other shareholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of the share certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the share certificate during the Restriction Period (with a share power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. The Committee may subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award.

8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

8.4 Section 83(b) Election. If a Holder makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Holder shall file, within 30 days following the date of grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Holder’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

ARTICLE IX

UNRESTRICTED STOCK AWARDS

9.1 Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2 Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3 Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

ARTICLE X

RESTRICTED STOCK UNIT AWARDS

10.1 Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

10.2 Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Unit at any time. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

ARTICLE XI

PERFORMANCE UNIT AWARDS

11.1 Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2 Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the performance goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.

ARTICLE XII

PERFORMANCE STOCK AWARDS

12.1 Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder subject to achievement of specified performance goal. The Committee shall establish the performance goals for the Performance Stock Award, in its sole discretion. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 12.3.

12.2 Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the performance goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such performance goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.

ARTICLE XIII

DIVIDEND EQUIVALENT RIGHTS

13.1 Award. A Dividend Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2 Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Dividend Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Dividend Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Dividend Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Dividend Equivalent Rights Award Agreement. A Dividend Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Dividend Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3 Interest Equivalents. The Dividend Equivalent Rights Award Agreement for a Dividend Equivalent Rights Award may provide for the crediting of interest on a Dividend Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Dividend Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIV

STOCK APPRECIATION RIGHTS

14.1 Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2 Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of an Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a) The excess of (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by,

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

14.3 Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

ARTICLE XV

OTHER CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

Section 15.1 Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of Shares to a Holder, or payment in cash or otherwise of amounts based on the value of Shares. In addition, the Committee, at any time and from time to time, may grant Cash-Based Awards to a Holder in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

Section 15.2 Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Holder will depend on the extent to which such performance goals are met.

Section 15.3 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

ARTICLE XVI

INCENTIVE BONUS AWARDS

Section 16.1 Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Employees, Directors or Consultants as it may designate from time to time. The terms of a Holder’s Incentive Bonus Award shall be set forth in the Holder’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

Section 16.2 Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee. The Committee shall (i) select those Employees, Directors or Consultants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Employee, Director or Consultant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

Section 16.3 Payment of Incentive Bonus Awards.

(a) Incentive Bonus Awards shall be paid in cash or Shares, as set forth in a Holder’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Holder’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

ARTICLE XVII

CHANGE OF CONTROL

Section 17.1 Effect of Change of Control.

(a)               The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change of Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Holders upon or following a Change of Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change of Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b)           Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change of Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Holder, take one or more of the following actions contingent upon the occurrence of that Change of Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Holders affected by the Change of Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, Performance Units Awards, Unrestricted Stock Awards, Incentive Bonus Award and any other Award held by Holders affected by the Change of Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation. §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock Award, Restricted Stock Units Awards, Performance Stock Award or Performance Unit Award held by a Holder in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock Award held by a Holder affected by the Change of Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change of Control; (vi) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Holder’s rights as of the date of the occurrence of the Change of Control (the “Change of Control Consideration”); provided, however that if the Change of Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor. Any such Change of Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change of Control to holders of Shares. Without limitation of the foregoing, if as of the date of the occurrence of the Change of Control the Committee determines that no amount would have been attained upon the realization of the Holder’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change of Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change of Control) and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

(c)           The Committee may require a Holder to (i) represent and warrant as to the unencumbered title to the Holder’s Awards, (ii) bear such Holder’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Shares, and (iii) execute and deliver such documents and instruments as the Committee may reasonably require for the Holder to be bound by such obligations. The Committee will endeavor to take action under this Section 17 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.

ARTICLE XVIII

RECAPITALIZATION OR REORGANIZATION

18.1 Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XVIII, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

18.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

18.3 Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XVIII, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 18.1, 18.2 or this Section 18.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Shares subject to any Award shall be rounded to the nearest whole number.

18.4 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

18.5 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

ARTICLE XIX

AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XIX, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date) (the “Expiration Date”). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the aggregate number of Shares available for issuance under the Plan (other than any automatic increases to the Share Reserve in accordance with Section 5.1), or (ii) changes the persons or class of persons eligible to receive Awards. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including to extend the post-termination exercisability period of Options and Stock Appreciation Rights), provided that no such action (except an action relating to a Change of Control) shall materially and adversely impair the rights of a Holder with respect to an outstanding Award without the Holder’s consent. For purposes of the foregoing, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially and adversely impair any rights of any Holder.

ARTICLE XX

MISCELLANEOUS

20.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

20.2 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Employee, Director or Consultant by reason of any such corporate transaction in substitution for Awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any Shares subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

20.3 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing Shares may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

20.4 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Holder or any other person hereunder.

20.5 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

20.6 Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

20.7 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Holder’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Holder’s rights, payments and benefits with respect to an Award shall be conditioned upon the Holder making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Holder and providing that the Holder’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Holder from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act).  In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

20.8 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

20.9 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 20.3 hereof.

20.10 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

20.11 Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

20.12 Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.

20.13 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

20.14 Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

20.15 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

20.16 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

20.17 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

20.18 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

20.19 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

20.20 Award Agreements. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Holder. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

20.21 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.